UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Karlavägen 100, 115 26 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On June 8, 2021, Neonode Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders. The following matters were voted upon and approved:

1.	Mr. Mattias Bergman was reelected to the Board of Directors for a three-year term as a Class I directors.

2.	Stockholders ratified the appointment of KMJ Corbin & Company LLC to serve as the Company’s independent auditors for the year ended December 31, 2021.

3.	Stockholders indicated their approval, on an advisory basis, of the compensation of the Company’s named executive officers (the Say-on-Pay vote).

The results of the votes were as follows:

Election of Directors	Votes For	Withheld	Broker Non-Votes
Elect Mr. Mattias Bergman to a three-year term to the Board of Directors	5,048,745	65,681	700,445

Proposal 2	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of KMJ Corbin and Company	5,813,046	525	1,301	0

Proposal 3	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote on named executive officer compensation (the Say-on-Pay vote)	5,108,487	4,312	1,627	700,445

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 10, 2021	NEONODE INC.

	By:	/s/ Maria Ek
	Name:	Maria Ek
	Title:	Chief Financial Officer